Exhibit 3.1

Sixth Amended and Restated

BYLAWS

of

GOLF TRUST OF AMERICA, INC.

(As adopted on November 8, 2007)

ii

iii

ARTICLE I
Offices

Section 1.             Principal Office. The principal office of Golf Trust of America, Inc. (the “Corporation”) is located at 10 North Adger’s Wharf, Charleston, South Carolina 29401, or at any other place or places as the Board of Directors of the Corporation (the “Board”) may designate.

Section 2.             Additional Offices. The Corporation may have additional offices at such places as the Board may from time to time determine or the business of the Corporation may require.

Section 3.             Fiscal and Taxable Years. The fiscal and taxable years of the Corporation begin on January 1 and end on December 31.

ARTICLE II
Definitions

For purposes of these Bylaws, the following words have the meanings set forth below:

(a)           An “Affiliate” of a person means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term “person” means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, banks, trust companies, land trusts, business trusts, any other association, company, trust or entity or governments or the agencies or political subdivisions thereof. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

(b)           “Independent Director” means a director of the Corporation who is not an officer or employee of the Corporation or an Affiliate of (i) any advisor to the Corporation under an advisory agreement, (ii) any lessee of or management company operating any of the properties owned by the Corporation or any Affiliate of the Corporation, (iii) any subsidiary of the Corporation, or (iv) any partnership that is an Affiliate of the Corporation.

ARTICLE III
Meetings of Stockholders

Section 1.             Place. All meetings of stockholders will be held at 10 North Adger’s Wharf, Charleston, South Carolina 29401, or at such other place within the United States stated in the notice of the meeting.

Section 2.             Annual Meeting.

(a)           Date and Time. The annual meeting of stockholders for the election of directors and the transaction of any other business as may be properly brought before the meeting will be held on such a day, in such a month and at such a time and place as may be designated by the Board.

(b)           Postponement. The Board, acting by resolution, may postpone and reschedule any previously scheduled annual meeting of stockholders; provided, however that notice of the postponement of any properly-noticed annual meeting must be given, by any means specified in this Section 4, not less than ten days prior to the previously scheduled meeting date.

(c)           Effect of Failure to Hold Annual Meeting. Failure to hold an annual meeting will not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

(d)           Transaction of Business. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for herein, who is entitled to vote at the meeting and who complied with the notice procedures set forth herein.

(e)           Advance Notice Requirements.

(i)                                     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of subsection (d) of this Section 2, the stockholder must have given timely notice thereof in writing delivered to the Secretary of the Corporation by personal delivery or by first-class United States mail, postage prepaid. To be timely a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the actual annual meeting date and not later than the close of business on the later of the 90th day prior to the actual annual meeting date or the 20th day following the date on which public announcement of the date of such meeting is first made. Such stockholder’s notice must set forth:

(1)         As to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(2)         As to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce such proposal; and

(3)         As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owners, and (ii) the class and number of shares of the Corporation that are owned beneficially and of record by each stockholder and such beneficial owner.

(ii)                                  With respect to stockholder nominations, only such persons who are nominated in accordance with the procedures set forth herein are eligible for election and to serve as directors. With respect to stockholder proposals, only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth herein. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal will be disregarded.

(f)            Inclusion of Stockholder Proposals in Proxy Statement. Notwithstanding the foregoing provisions, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing herein will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Any proposal that is properly included in the Corporation’s proxy statement and not validly withdrawn will be brought before the annual meeting.

Section 3.             Special Meetings.

(a)           Calling of Special Meetings. The President, a majority of the Board or a majority of the Independent Directors may call special meetings of the stockholders. Special meetings of stockholders also may be called by the Secretary upon the written request of the holders of shares entitled to cast a majority (but not less than a majority) of all the votes entitled to be cast at such meeting. Such request must state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary will inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs by such stockholders, the Secretary will give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. The Board has the sole power to fix the date, time and place of the special meeting, the record date for determining stockholders entitled to request a special meeting and the record date for determining stockholders entitled to notice of and to vote at the special meeting.

(b)           Postponement. The Board, acting by resolution, may postpone and reschedule any previously scheduled special meeting of stockholders; provided, however that notice of the postponement of any properly-noticed special meeting must be given by any means specified in this Section 4, not less than ten days prior to the previously scheduled meeting date.

(c)           Transaction of Business. Only such business may be conducted at a special meeting of stockholders as has been stated in the notice of meeting. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal be disregarded.

Section 4.             Notice. Not less than ten nor more than 60 days before each meeting of stockholders, the Secretary must give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice will be deemed given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 5.             Organization. At every meeting of the stockholders, the Chairman of the Board, if there be one, will conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present will conduct the meeting in the order stated:  the Vice Chairman of the Board, if any, the President, if any, the Vice Presidents in their order of rank and seniority, if any, or a chairman chosen by the stockholders entitled to cast a majority of the votes, which all stockholders present in person or by proxy are entitled to cast, will act as chairman of the meeting, and the Secretary, or, in his absence, an assistant secretary or, in the absence of both the Secretary and assistant secretaries, a person appointed by the chairman of the meeting will act as secretary.

Section 6.             Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting constitutes a quorum; but this Section 6 does not affect any requirement under any statute, the charter of the Corporation (the “Charter”) or these Bylaws for the vote necessary for the adoption of any measure. If such quorum is not present at any meeting of the stockholders, the stockholders representing a majority of the shares entitled to vote at such meeting, present in person or by proxy, may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting, until such quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 7.             Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director. There may be no cumulative voting. Each common share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Charter or by these Bylaws. Each stockholder of record has the right, at every meeting of stockholders, to one vote for each share held, except shares that are the subject of a redemption notice as provided in the Charter.

Section 8.             Proxies. A stockholder may vote the common shares owned of record by him, either in person or by proxy executed or authorized by the stockholder, or by his duly authorized attorney in fact, in any manner permitted by law. Such proxy must be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy will be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 9.             Voting of Shares by Certain Holders.

(a)                                  Shares registered in the name of a trust or another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such trust or other corporation, unless some other person, who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of such trust or other corporation, presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

(b)                                 Shares indirectly owned by the Corporation may not be voted at any meeting and will not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and must all be counted in determining the total number of outstanding shares at any given time.

(c)                                  The Board may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution will set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation and any other provisions with respect to the procedure that the Board considers necessary or desirable. On receipt of such certification, the person specified in the certification will be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 10.           Inspectors.

(a)                                  At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder must, appoint one or more persons as inspectors for such meeting. Such inspectors will ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

(b)                                 Each report of an inspector must be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority will be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting will be prima facie evidence thereof.

Section 11.           Determination of Stockholders of Record.

(a)                                  The Board will fix a date, not more than 60 nor less than ten days preceding the date of any meeting of stockholders, and not more than 60 days preceding the date fixed for the payment of any dividend or distribution, the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive any such dividend or distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

(b)                                 When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in subsection (a) of this Section 11, such determination will apply to any adjournment thereof unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, in which case the Board will fix a new record date.

Section 12.           Action Without a Meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders.

Section 13.           Voting by Ballot. Voting on any question or in any election may be viva voce unless the chairman of the meeting orders or any stockholder demands that voting be by ballot.

Section 14.           Control Share Acquisition Statute. Subtitle 7 of Title 3 of the Maryland General Corporation Law does not apply to any acquisition of shares of capital stock of the Corporation.

ARTICLE IV
Directors

Section 1.             General Powers. The Board has full power to conduct, manage and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute or by the Charter or these Bylaws, will be exercised by, or under the authority of, the Board.

Section 2.             Number, Tenure and Qualifications.

(a)                                  At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof will not be less than the minimum number required by the General Laws of the State of Maryland now or hereafter in force, nor more than nine, and further provided that the tenure of office of a director will not be affected by any decrease in the number of directors. The directors must be elected each year at the annual meeting of the stockholders. Each director will continue in office for the term for which he is elected until his successor has been elected and qualified, or until his earlier death, resignation, retirement or removal in accordance with the Charter and these Bylaws.

(b)                                 At all times, except during a period not to exceed 60 days following the death, resignation, incapacity or removal from office of a director prior to the expiration of the director’s term of office, a majority of the directors must be Independent Directors.

(c)                                  Notwithstanding the foregoing requirement that a majority of the directors be Independent Directors, no action otherwise validly taken by the Board during a period in which a majority of its members are not Independent Directors will be invalidated or otherwise affected by such circumstance, nor will such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board been Independent Directors at the time such action was taken.

Section 3.             Changes in Number; Vacancies.

(a)                                  Any vacancy on the Board may be filled by the affirmative vote of the remaining directors, unless such vacancy resulted from an increase in the number of directors, in which case such vacancy may be filled by a majority of the entire Board; provided, however, that in the case of a vacancy resulting from the removal of a director by the stockholders pursuant to subsection (a) of this Section 5, such vacancy may be filled in accordance with Article III, Section 7. Notwithstanding the foregoing, any vacancy on the Board among the directors elected by a class or series of equity shares (other than common shares), including any vacancy resulting from the removal of such director by the holders of such class or series of equity shares pursuant to subsection (b) of this Section 5, may be filled by a majority of the remaining directors elected by that class or series, the sole remaining director elected by that class or series or by the stockholders by a majority of the votes of that class or series. A director that fills a vacancy pursuant to subsection (a) of this Section 3 will continue in office until his successor has been elected and qualified, or until his earlier death, resignation, retirement or removal (in accordance with the Charter and these Bylaws).

(b)                                 The Board may declare unqualified a director who has been declared of unsound mind by an order of court, who has pled guilty or nolo contendere to, or been convicted of, a felony involving moral turpitude or who has willfully violated the Charter or these Bylaws. The office of a director declared unqualified will be considered vacant until filled as herein provided.

Section 4.             Resignations. Any director or member of a committee may resign at any time. Such resignation must be made in writing and will take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

Section 5.             Removal of Directors.

(a)                                  Any director may be removed, with or without cause, by the affirmative vote of the stockholders holding not less than two-thirds of all the votes entitled to be cast for the election of directors.

(b)                                 Notwithstanding the provisions of subsection (a) of this Section 5, in the case of any director elected by holders of a class or series of equity shares (other than common shares), such directors may be removed, with or without cause, by the affirmative vote of all of such class or series of equity shares.

Section 6.             Annual and Regular Meetings. An annual meeting of the Board will be held immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting of the Board will be necessary. The Board may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of regular meetings of the Board without notice other than such resolution.

Section 7.             Special Meetings. Special meetings of the Board may be called by or at the request of the President, a majority of the Board or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting of the Board called by them.

Section 8.             Notice. Notice of any special meeting of the Board must be in writing and must be either (a) delivered by hand, (b) mailed by United States registered mail, return receipt requested, postage prepaid, (c) sent by a reputable, national overnight delivery service, or (d) sent by facsimile (with the original being sent by one of the other permitted means or by regular United States mail), and addressed to each director at his business or resident address. Any such notice, request or other communication will be considered delivered on the date actually delivered or when delivery is refused or deemed impossible due to the recipient having changed its address without notifying the Company. Notice given pursuant to subsections (a) and (d) must be given at least two days prior to the meeting. Notice given pursuant to subsection (b) must be given at least five days prior to the meeting. Notice given pursuant to subsection (c) must be given at least three days prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be stated in the notice, unless required by statute or these Bylaws.

Section 9.             Quorum.

(a)                                  A majority of the entire Board constitutes a quorum for transaction of business at any meeting of the Board, provided that, if less than a quorum is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

(b)                                 The directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a majority of the entire Board, provided that at least one-third of the entire Board remains present at that meeting, in which case a quorum will still be deemed present.

Section 10.           Voting. The action of the majority of the directors present at a meeting at which a quorum is present will be the action of the Board, unless the concurrence of a greater proportion is required for such action by the Charter, these Bylaws or applicable statute.

Section 11.           Telephone Meetings. Members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 12.           Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board.

Section 13.           Compensation. Independent Directors will receive such reasonable compensation for their services as directors as the Board may fix or determine from time to time; such compensation may include a fixed sum or capital shares of the Corporation and directors may receive reimbursement of reasonable expenses incurred in traveling to and from or attending regular or special meetings of the Board or of any committee thereof.

ARTICLE V
Committees

Section 1.             Committees of the Board.

(a)                                  The Board may appoint from among its members committees comprised of one or more directors. The Board may delegate to any committee any of the powers of the Board except the power to elect directors, declare dividends or distributions on shares, recommend to the stockholders any action that requires stockholder approval, amend or repeal these Bylaws, approve any merger or share exchange that does not require stockholder approval or issue shares. However, if the Board has given general authorization for the issuance of shares, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a share option plan, may fix the terms of shares, subject to classification or reclassification, and the terms on which any shares may be issued.

(b)                                 Notice of committee meetings must be given in the same manner as notice for special meetings of the Board.

(c)                                  At least one-third, but not less than two (unless the committee has less than two members), of the members of any committee must be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present will be the act of such committee. The Board may designate a chairman of any committee, and such chairman or any two members of any committee (unless the committee has less than two members, in which case one member of such committee) may fix the time and place of its meetings, unless the Board otherwise provides. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee will be an Independent Director.

(d)                                 Each committee will keep minutes of its proceedings and will report the same to the Board at the meeting next succeeding, and any action by the committees will be subject to revision and alteration by the Board, provided that no rights of third persons are affected by any such revision or alteration.

(e)                                  Subject to the provisions hereof, the Board has the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified members or to dissolve any such committee.

Section 2.             Telephone Meetings. Members of a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 3.             Action By Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board may be taken without a meeting, if all members of the committee consent thereto in writing or by electronic transmission and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of such committee.

ARTICLE VI
Officers

Section 1.             General Provisions. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer or Treasurer, one or more assistant treasurers, a Secretary, one or more assistant secretaries and such other officers as may be pursuant to this Section 2. The officers of the Corporation will be appointed annually by the Board at the first meeting of the Board held after each annual meeting of stockholders. If the appointment of officers is not held at such meeting, such election will be held as soon thereafter as may be convenient. Each officer will hold office until his successor is appointed and qualified, or until his death, resignation, retirement or removal (in accordance with the Charter and these Bylaws). Any two or more offices may be held by the same person. In its discretion, the Board may leave unfilled any office except that of President and Secretary. Appointment of an officer or agent does not of itself create contract rights between the Corporation and such officer or agent.

Section 2.             Subordinate Officers, Committees and Agents. The Board may from time to time appoint such other officers and such committees, employees and other agents as the business of the Corporation may require, each of whom will hold office for such period, have such authority and perform such duties as are provided in these Bylaws, or as the Board may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

Section 3.             Removal and Resignation. Any officer or agent of the Corporation may be removed by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any resignation will take effect at the time specified therein or, if the time when it becomes effective is not specified therein, immediately upon its receipt. The acceptance of a resignation is not necessary to make it effective unless otherwise stated in the resignation.

Section 4.             Vacancies. A vacancy in any office may be filled by the Board for the balance of the term.

Section 5.             General Powers. All officers of the Corporation as between themselves and the Corporation will, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board, or in the absence of controlling provisions in a resolution of the Board, as may be provided in these Bylaws.

Section 6.             Chief Executive Officer. The Board may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer will have responsibility for implementation of the policies of the Corporation, as determined by the Board, and for the administration of the business affairs of the Corporation.

Section 7.             Chief Operating Officer. The Board may designate a Chief Operating Officer from among the elected officers. The Chief Operating Officer will have the responsibility and duties as set forth by the Board or the Chief Executive Officer.

Section 8.             Chairman and Vice Chairman of the Board. The Chairman of the Board, if there be one, will preside over the meetings of the Board and of the stockholders at which he is present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, will preside at such meetings at which he is present. The Chairman of the Board and the Vice Chairman of the Board will, respectively, perform such other duties as may be assigned to him or them by the Board.

Section 9.             President. The President will in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board, in the absence of both the Chairman and Vice Chairman of the Board, he will preside at all meetings of the Board and of the stockholders at which he is present. In the absence of a designation of a Chief Executive Officer by the Board, the President will be the Chief Executive Officer. He may execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party, except in cases where the execution thereof is expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or is required by law to be otherwise executed. The President will perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

Section 10.           Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or, in the absence of any designation, then in the order of appointment) will perform the duties of the President and when so acting will have all the powers of and be subject to all the restrictions upon the President, and will perform such other duties as from time to time may be assigned to him by the President or by the Board. The Board may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.

Section 11.           Secretary. The Secretary will (a) keep the minutes of the proceedings of the stockholders, the Board and committees of the Board in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation, (d) keep a register of the post office address of each stockholder that is furnished to the Secretary by such stockholder, (e) have general charge of the share transfer books of the Corporation, and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board.

Section 12.           Chief Financial Officer or Treasurer.

(a)                                  The Chief Financial Officer or Treasurer will have the custody of the corporate funds and securities and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

(b)                                 He will disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and will render to the President and Board, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Chief Financial Officer or Treasurer and of the financial condition of the Corporation.

If required by the Board, he will give the Corporation a bond in such sum and with such surety or sureties as may be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13.           Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, will perform such duties as may be assigned to them by the Secretary or the Chief Financial Officer or Treasurer, respectively, or by the President or the Board. The assistant treasurers will, if required by the Board, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as may be satisfactory to the Board.

Section 14.           Salaries. The salaries of the officers will be fixed from time to time by the Board and no officer will be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VII
Contracts, Notes, Checks and Deposits

Section 1.             Contracts. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2.             Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation will be signed by such officer or officers, agent or agents of the Corporation and in such manner as will from time to time be determined by the Board.

Section 3.             Deposits. All funds of the Corporation not otherwise employed will be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may designate.

ARTICLE VIII
Capital Shares

Section 1.             Certificates of Shares. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the Maryland General Corporation Law. Owners of the Corporation’s capital stock will be recorded in the share transfer records of the Corporation and ownership of such shares will be evidenced by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates representing shares of the Corporation’s capital stock will be in such form as the Board prescribes and contain such information as may be required by the Maryland General Corporation Law or any securities exchanges on which any shares of the Corporation may be listed. At the time of issue or transfer of shares without certificates, the Corporation, or an agent or representative thereof, will send to the registered owner thereof a written statement of the information required on certificates by the Maryland General Corporation Law.

Section 2.                                          Facsimile Signatures. Any or all the signatures on certificates representing the capital stock of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3.             Lost Certificate. The Board may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it may require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim that may arise as a result of the issuance of a new certificate.

Section 4.             Transfer Agents and Registrars. At such time as the Corporation lists its securities on a national securities exchange or qualifies for trading in the over the counter market, the Board may appoint one or more banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of the Corporation; and, upon such appointments being made, no certificate representing shares will be valid until countersigned by one of such transfer agents and registered by one of such registrars.

Section 5.             Transfer of Shares. Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled, issuance of new equivalent uncertificated shares or certificated shares will be made to the stockholder entitled thereto and the transaction will be recorded upon the books of the Corporation.

Section 6.             Share Ledger. The Corporation will maintain at its principal office or at the office of its counsel, accountants or transfer agents an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

ARTICLE IX
Dividends

Section 1.             Declaration. Dividends upon the shares of the Corporation may be declared by the Board, subject to applicable provisions of law and the Charter. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Charter.

Section 2.             Contingencies. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner or for such other purpose as the Board will determine to be in the best interest of the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
Indemnification and Limitation of Liability

Section 1.             Indemnification of Agents. The Corporation will indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided herein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation will indemnify other employees and agents to such extent as may be authorized by the Board or these Bylaws and as permitted by law. Any repeal or modification of this Article X by the stockholders of the Corporation will be prospective only, and will not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

Section 2.             Insurance. The Corporation will to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability that may be asserted against such person.

Section 3.             Indemnification Non-Exclusive. The indemnification provided herein is not deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor will it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 4.             Limitation of Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of the Corporation will be personally liable to the Corporation or its stockholders, or any of them, for money damages. No amendment of these Bylaws or repeal of any of its provisions will limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

ARTICLE XI
Seal

Section 1.             Seal. The Corporation may have a corporate seal, which may be altered at will by the Board. The Board may authorize one or more duplicate or facsimile seals and provide for the custody thereof. Unless specifically required by law, a corporate seal is not required for the due execution of any document.

Section 2.             Affixing Seal. Whenever the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII
Waiver of Notice

Whenever any notice is required to be given pursuant to the Charter or these Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, is deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of any meeting, need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened will not be considered a waiver of notice.

ARTICLE XIII
Amendment of Bylaws

The Board will have the exclusive power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws, provided that any amendment to Section 2 or Section 3 of Article III, or any amendment to Section 2, Section 3, Section 5 or Section 9 of Article IV requires the affirmative vote of 80% of the entire Board.